SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934
(Amendment No.   )

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Sola International Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

Reg. § 240.14a-101.
SEC 1913 (3-99)

10590 West Ocean Air Drive

Suite 300
San Diego, California 92130
Telephone: (858) 509-9899
Internet Site: www.SOLA.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Thursday, July 24, 2003

       Please join us for the 2003 Annual Meeting of Stockholders of SOLA International Inc. Our Annual Meeting will be held on Thursday, July 24, 2003, at 11:00 a.m. (local time), at the San Diego Marriott Hotel & Marina, 333 West Harbor Drive, San Diego, California 92101.

      The purpose of the Annual Meeting is to elect six directors.

      You may vote at the Annual Meeting in person or by proxy if you owned shares of SOLA at the close of business on June 12, 2003.

      It is important for your shares to be represented at the Annual Meeting whether or not you plan to attend. To ensure that your shares are represented, we ask that you sign, date and return the enclosed proxy card. Please vote as soon as possible. You may revoke your proxy at any time prior to the Annual Meeting.

      Enclosed for your information is our 2003 Annual Report to Stockholders.

Sincerely,

JEREMY C. BISHOP
President and Chief Executive Officer

June 27, 2003

QUESTIONS AND ANSWERS
ELECTION OF DIRECTORS
BOARD OF DIRECTORS AND ITS COMMITTEES
DIRECTOR COMPENSATION
OWNERSHIP OF SOLA COMMON STOCK
EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN TRANSACTIONS
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
COMPANY PERFORMANCE
REPORT OF THE AUDIT COMMITTEE
RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ANNUAL REPORT ON FORM 10-K
APPENDIX A
PROXY

SOLA INTERNATIONAL INC.

PROXY STATEMENT

      This proxy statement and form of proxy are first being mailed to stockholders on or about June 27, 2003.

QUESTIONS AND ANSWERS

Who may vote?

      You may vote if you were a stockholder of SOLA at the close of business on June 12, 2003, the record date for the Annual Meeting. On that date, there were 24,728,933 shares of SOLA common stock outstanding.

What am I voting on?

      SOLA’s Board of Directors is soliciting your vote on the election of six directors.

How many votes do I have?

      Each share of SOLA common stock that you own entitles you to one vote.

How do I vote?

      You may vote your shares in either of the following ways:

•	By mail: complete the proxy card and sign, date and return it in the enclosed envelope; or

•	In person: attend the Annual Meeting, where ballots will be provided.

      You may also vote by telephone or over the Internet if you hold your shares through a broker or bank that offers either of those options. If you choose to vote in person at the Annual Meeting and your shares are held in the name of your broker, bank or other nominee, you will need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on June 12, 2003, the record date for voting.

How does discretionary voting authority apply?

      If you sign, date and return your proxy card, your vote will be cast as you direct. If you do not indicate how you want to vote, you give authority to Jeremy C. Bishop and Jeffrey S. Cartwright to vote FOR the election of directors and FOR or AGAINST any other matters that are properly raised at the Annual Meeting. We do not expect that the stockholders will be voting on any business at the Annual Meeting other than the election of directors.

May I revoke my proxy?

      You may revoke your proxy at any time before it is exercised in one of the following ways:

•	Notify our Secretary in writing before the Annual Meeting that you are revoking your proxy;

•	Submit another proxy with a later date;

•	Vote by telephone or Internet after you have given your proxy; or

•	Vote in person at the Annual Meeting.

What does it mean if I receive more than one proxy card?

      Your shares are likely registered differently or are held in more than one account. You should sign and return all proxy cards to ensure that all of your shares are voted.

What constitutes a quorum?

      The presence, in person or by proxy, of the holders of a majority of SOLA shares entitled to vote at the Annual Meeting constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or Internet or if you attend the Annual Meeting.

      Abstentions and broker non-votes are counted as “shares present” at the Annual Meeting for purposes of determining whether a quorum exists. A broker non-vote occurs when a broker submits a proxy that does not indicate a vote for a proposal because he or she does not have voting authority and has not received voting instructions from you.

What vote is required to elect the directors?

      If a quorum is present, a plurality of the votes properly cast at the Annual Meeting will elect the directors. This means that the six nominees who receive the highest number of votes will be elected. If you do not want to vote your shares for a particular nominee, you may indicate that by following the instructions on the enclosed proxy card or on the ballot provided at the Annual Meeting or by withholding authority as prompted during telephone or Internet voting. Abstentions and broker non-votes will have no effect on the election of the directors.

How do I submit a stockholder proposal?

      We must receive your proposals for inclusion in our proxy statement for the 2004 annual meeting no later than February 28, 2004. Your proposal must be in writing and must comply with the proxy rules of the Securities and Exchange Commission (SEC).

      You may also submit a proposal that you do not want to be included in our proxy statement, but that you want raised at the 2004 annual meeting. If you desire to do this, we must receive your written proposal no later than April 24, 2004. However, if the 2004 annual meeting is scheduled to be held before June 24, 2004 or after September 22, 2004, we must receive your proposal on or before the later of the close of business (1) 90 days prior to the date of the 2004 annual meeting, or (2) 10 days after the day on which we mail the notice of the 2004 annual meeting or publicly disclose the date of the annual meeting. If we receive your proposal after the applicable deadline, the SEC rules permit the individuals named in the proxies solicited by SOLA’s Board of Directors for that meeting to exercise discretionary voting power as to that proposal, although they are not required to do so.

      In addition, our by-laws contain specific requirements for stockholder proposals that you must comply with to properly raise a proposal at an annual meeting. According to our by-laws, your proposal should include: (1) a brief description of the business you want to bring before the meeting and the reasons for conducting the business at the meeting; (2) your name and address as they appear on our stock records; (3) the number of SOLA shares that you own beneficially or of record; (4) a description of any arrangement or agreement you may have with any other person concerning the proposal and any interest you may have in the business you want to bring before the meeting; and (5) a representation that you intend to attend the meeting in person or by proxy and present your business at the meeting.

      You should submit all proposals and requests for copies of our by-laws in writing to our Secretary at our address on the cover of this proxy statement.

How do I nominate a director?

      If you desire to nominate an individual for election as a director at the 2004 annual meeting, we must receive your nomination no later than April 24, 2004. However, if the 2004 annual meeting is scheduled to be held before June 24, 2004 or after September 22, 2004, we must receive your nomination on or before the later of the close of business (1) 90 days prior to the date of the 2004 annual meeting, or (2) 10 days after the day on which we mail the notice of the 2004 annual meeting or publicly disclose the date of the annual meeting.

      Our by-laws contain specific requirements that you must comply with to nominate a director. Our by-laws require that for each person you propose to nominate you provide: (1) the name, age, business address and residence address of the proposed nominee; (2) the principal occupation of the proposed nominee; (3) the number of SOLA shares that the proposed nominee owns beneficially and of record; and (4) any other information relating to the proposed nominee that would be required by the SEC to be included in a proxy statement had SOLA’s Board nominated the proposed nominee.

      In addition, our by-laws require that you provide the following information: (1) your name and address as they appear on our stock records; (2) the number of SOLA shares that you own beneficially and of record; (3) a description of any arrangement or understanding you may have with each proposed nominee or any other person concerning the nominations; (4) a representation that you intend to attend the meeting in person or by proxy to nominate the proposed nominees; (5) any other information relating to you that would be required by the SEC to be included in a proxy statement for election of directors; and (6) the written consent of each proposed nominee to being named as a nominee and to serving as a director if elected.

      You should send your proposals and requests for copies of our by-laws in writing to our Secretary at our address on the cover of this proxy statement.

Who pays to prepare, mail and solicit the proxies?

      SOLA will pay all of the costs of preparing and mailing the proxy statement and soliciting the proxies. We will ask brokers, dealers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials and our Annual Report to the beneficial owners of SOLA common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated.

ELECTION OF DIRECTORS

      SOLA’s directors are elected at each annual meeting and hold office until the next election. The Board of Directors has authority under our by-laws to fill vacancies and to increase or decrease its size between annual meetings. The Board currently consists of seven directors; however, A. William Hamill is not standing for re-election and following the Annual Meeting the Board will consist of six members.

      At this Annual Meeting, you will be asked to elect six directors. The six nominees are presently directors of SOLA. Each director will serve until the 2004 annual meeting, until a qualified successor director has been elected, or until he resigns or is removed by the Board.

      We will vote your shares as you specify on the enclosed proxy card or during telephone or Internet voting. If you do not specify how you want your shares voted, we will vote them FOR the election of the nominees. If unforeseen circumstances (such as death or disability) make it necessary for the Board to substitute another person for any of the nominees, we will vote your shares FOR that other person. The Board of Directors does not anticipate that any nominee will be unable to serve. The nominees have provided the following information about themselves.

Nominees

      Jeremy C. Bishop, 53, was appointed Chief Executive Officer and President and a director in April 2000. Prior to his appointment, he served as President of the American Optical business, a position held since SOLA’s purchase of American Optical Corporation’s ophthalmic business in June 1996. He joined American Optical Corporation in November 1990 as Vice President of European Operations.

      Maurice J. Cunniffe, 70, was appointed Chairman of the Board of Directors in November 2000. He has been a director since December 1996. He is Chairman and Chief Executive Officer of A. O. Capital Corporation.

      Douglas D. Danforth, 80, has been a director since December 1994. He was Chairman and Chief Executive Officer of Westinghouse Electric Corporation from 1983 to 1987. He is a former director of Atlantic Express Transportation Corp. and Enivosource. He was a former director of Travelers, PNC Bank, PPG Industries, Rubbermaid and The Whirlpool Corporation and also served as Chairman and CEO of the Pittsburgh Pirates Baseball Club from 1987 to 1994.

      Neil E. Leach, 65, has been a director since November 2000. He is Chairman of the Board and Chief Executive Officer of Barnie’s Coffee and Tea Company (formerly a division of Sara Lee). He has been

Managing Director of Coastal Land Development Associates LLC since 1987 and has founded and led a number of companies both in and outside the optical industry, including Multifocal Rx Lens Laboratory Inc. and affiliated laboratories, during the past 43 years. He is also past Chairman of Microtool and Instruments, Inc. and a past director of Intercontinental Bank, which was acquired by Bank of America.

      Robert A. Muh, 65, serves as Chief Executive Officer of Sutter Securities, Inc, a full-service brokerage firm he co-founded in 1992. Prior to that time, he served as President of Financial Services International, Inc., a financial advisory firm, from 1987 to 1992. From 1978 to 1987, he served as a partner and a managing director for Bear, Stearns & Co., Inc. He also currently serves as a director for Worldwide Restaurants, Inc. and DayRunner, Inc. and is a trustee of the Massachusetts Institute of Technology.

      Jackson L. Schultz, 77, has been a director since November 1995. Following a career in the United States Navy, where he retired as a Captain, Mr. Schultz joined Wells Fargo Bank in 1970, retiring in 1990 as Senior Vice President responsible for Public and Governmental Affairs. He is a past director of the Bank of San Francisco and the Cooper Development Company. He was a member of the Advisory Board to the United States Navy Exchange Command, and also serves as Vice Chairman and Governor of Claremont McKenna College Rose Institute of State and Local Government.

BOARD OF DIRECTORS AND ITS COMMITTEES

      SOLA’s Board of Directors met 10 times during fiscal year 2003. In addition to meetings of the full Board, directors attended meetings of Board committees. The Board has four standing committees: Audit, Compensation, Nominating and Governance. During fiscal 2003, each director attended at least 90% of the meetings of the Board and all of the committees on which he served. For additional information, including our Corporate Governance Guidelines and the current charter for each of the Board committees, please refer to SOLA’s website at www.SOLA.com.

Audit Committee

Meetings:	5

Members:	Douglas D. Danforth (Chairman) Maurice J. Cunniffe Jackson L. Schultz

Function:	Assists the Board in monitoring: the integrity of the Company’s financial statements; the qualifications, independence and performance of the independent accountant; the performance of the internal audit function; and compliance with legal and regulatory requirements. The Audit Committee has adopted a charter, which specifies the composition and responsibilities of the committee. For more information concerning the Audit Committee, see the “Report of the Audit Committee” in this proxy statement and the Audit Committee Charter attached as Appendix A to this proxy statement.

Compensation Committee

Meetings:	2

Members:	Robert A. Muh (Chairman) Maurice J. Cunniffe A. William Hamill

Function:	Reviews and recommends compensation arrangements for the Chief Executive Officer and executive officers, including salaries, bonuses and option grants, and for non-employee directors; sets compensation philosophy and policies; and administers executive compensation plans and programs. For more information concerning the Compensation Committee, see the “Report of the Compensation Committee on Executive Compensation” in this proxy statement.

Governance Committee

Meetings:	1

Members:	Maurice J. Cunniffe (Chairman) Douglas D. Danforth Neil E. Leach Robert A. Muh Jackson L. Schultz

Function:	Develops and recommends to the Board Corporate Governance Guidelines applicable to the company, recommends committee assignments and leads the Board in its annual review of the Board’s performance.

Nominating Committee

Meetings:	1

Members:	Jackson Schultz (Chairman) Maurice J. Cunniffe Neil E. Leach

Function:	Reviews and recommends candidates for vacancies and additions to the Board of Directors.

Compensation Committee Interlocks and Insider Participation

      We rent premises in Southbridge, Massachusetts from a company owned by Maurice J. Cunniffe, a director and member of all four Board committees. We use the premises for research and development and distribution operations. Under the terms of the rental agreement, we paid approximately $283,000 during fiscal 2003.

      At the request of the Board, William Hamill was paid $40,000 for specific consulting services performed on behalf of the company during fiscal 2003.

DIRECTOR COMPENSATION

Annual Retainer and Attendance Fees

      Directors who are full time employees of SOLA receive no compensation for serving on the Board or its committees. Non-employee directors receive an annual fee of $30,000, except for the Chairman, whose annual fee is $50,000. The Audit Committee Chairman receives an additional annual fee of $5,000, while the other members of the Audit Committee receive an additional fee of $3,000. Non-employee directors also receive $1,000 for each Board meeting attended, and $500 for each telephonic meeting. Committee members receive $1,000 compensation for committee meetings attended. During fiscal 2003, all non-employee Board members received a grant of 3,904 options. We permit directors to receive all or a portion of their annual retainer fees in the form of options to acquire shares of SOLA common stock. We also reimburse directors for traveling costs and other out-of-pocket expenses incurred in attending meetings.

      In lieu of all or a portion of their annual retainer fees for fiscal 2003, the following directors elected to receive options to purchase SOLA shares in the amounts indicated: Maurice Cunniffe, 15,314 shares; Neil Leach, 1,812 shares; Robert Muh, 8,292 shares; and Jackson Schultz, 6,480 shares.

OWNERSHIP OF SOLA COMMON STOCK

Directors, Nominees and Executive Officers

      The following table shows how much SOLA common stock the directors, nominees, named executive officers, and all directors and executive officers as a group beneficially owned as of June 12, 2003. The named executive officers are the individuals listed in the “Summary Compensation Table.”

      Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares that a stockholder can vote or transfer and stock options that are exercisable currently or become exercisable within 60 days. Except as otherwise noted, the stockholders named in this table have sole voting and investment power for all shares shown as beneficially owned by them.

	Shares of	Options
	Common Stock	Exercisable
	Beneficially	Within		Percent of
Name of Beneficial Owner	Owned	60 Days	Total	Class(1)

Directors and Nominees
Jeremy C. Bishop	10,000	273,200	283,200	1.1%
Maurice J. Cunniffe	275,600	35,728	311,328	1.3%
Douglas D. Danforth	21,819	5,966	27,785	*
A. William Hamill	4,000	17,038	21,038	*
Neal E. Leach	72,000	7,404	79,404	*
Robert A. Muh	3,000	12,196	15,196	*
Jackson L. Schultz	8,000	19,855	27,855	*
Named Executive Officers Other Than Directors
Steven M. Neil	8,250	142,000	150,250	*
Barry J. Packham	—	32,015	32,015	*
Mark Ashcroft	—	73,000	73,000	*
Karen Roberts	1,500	36,100	37,600	*

Directors and Executive Officers as a Group (14 persons)	409,969	735,902	1,145,871	4.5%

*	Less than 1%.

(1)	Based on 24,728,933 shares of common stock (excluding treasury shares) outstanding on June 12, 2003. Calculations of percentage of beneficial ownership assume the exercise by only the respective named stockholder of all options for the purchase of common stock held by him or her that are exercisable within 60 days of June 12, 2003.

Other Principal Stockholders

      This table shows all stockholders that we know to be beneficial owners of more than 5% of SOLA common stock based on information filed with the SEC on Schedule 13G. Unless otherwise noted, each of the stockholders named in this table has sole voting and investment power for all of the shares shown as beneficially owned by them. The percent of class owned is based on 24,728,933 shares of SOLA common stock outstanding as of June 12, 2003.

	Amount of	Percent
Name and Address of Beneficial Owner	Beneficial Ownership	of Class

Dimensional Fund Advisors Inc.	1,993,900	8.1%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

Barclays plc(1)	1,872,336	7.6%
54 Lombard Street
London, England EC3P3AH

Awad Asset Management, Inc.	1,703,480	6.9%
250 Park Avenue, 2nd Floor
New York, New York 10177

R. Eliot King and Associates Inc.(2)	1,630,300	6.6%
3000 Sand Hill Road,
Building 2, Suite 245
Menlo Park, California 94025

William Blair & Company LLC.(3)	1,368,526	5.5%
222 W. Adams
Chicago, Illinois 60606

Fuller & Thaler Asset Management, Inc.	1,324,600	5.4%
411 Borel Avenue
San Mateo, California 94402

(1)	Barclays Global Investors, NA has sole voting and investment power as to 1,506,642 of the shares, and Barclays Global Fund Advisors has sole voting and investment power as to 365,694 of the shares.

(2)	R. Eliot King and Associates Incorporated (“King”), an investment advisor under Section 203 of the Investment Advisors Act of 1940, shares voting power as to 1,278,100 of the shares and investment power as to 1,535,100 of the shares with John K. Nelson, the President of King. In addition, Mr. Nelson has sole voting and investment power as to 95,200 of the shares.

(3)	Fuller & Thaler Asset Management, Inc. has sole voting power as to 932,100 of the shares, no voting power as to 392,500 of the shares and sole investment power as to all of the shares.

EXECUTIVE COMPENSATION

      This table summarizes the compensation of Jeremy C. Bishop, our Chief Executive Officer, and the other four most highly compensated executive officers of SOLA during fiscal year 2003. These individuals are sometimes referred to as the named executive officers.

Summary Compensation Table

					Long-Term
					Compensation
					Awards
		Annual Compensation
					Securities
	Fiscal			Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation	Options	Compensation(1)

Jeremy C. Bishop(2)	2003	$425,000	$229,500	$70,144	25,000	$6,157
President and	2002	400,000	132,000	76,916	35,000	5,685
Chief Executive Officer	2001	400,000	118,560	61,942	250,000	5,454
Steven M. Neil(3)	2003	$272,205	$110,243	$60,000	15,000	$5,546
Executive Vice President,	2002	263,000	65,093	60,000	30,000	5,100
Finance, Chief Financial	2001	263,000	61,384	40,332	40,000	5,947
Officer, Secretary and Treasurer
Barry J. Packham(4)	2003	$258,000	$104,490	$8,898	20,000	$2,540
Executive Vice President,	2002	233,279	57,737	26,194	20,000	—
Manufacturing and	2001	156,526	56,016	35,156	25,000	—
Logistics
Mark Ashcroft(5)	2003	$250,000	$101,250	$67,512	20,000	$20,916
President, Americas and	2002	168,935	41,811	7,185	35,000	8,200
Vice President, Europe
Karen Roberts(6)	2003	$162,322	$65,740	$—	—	$5,970
Vice President,	2002	160,000	39,680	—	—	—
Product Development

(1)	Represents payments made in fiscal 2003 as matching contributions under the SOLA Optical USA 401(k) Savings Plan on behalf of Messrs. Bishop and Neil and under the SOLA Optical U. K. Limited Group Personal Pension Scheme on behalf of Mr. Ashcroft and, in the case of Messrs. Bishop and Packham and Ms. Roberts, $635, $2,540 and $5,970, respectively, for services related to the preparation of their personal tax return.

(2)	Other Annual Compensation includes payments to Mr. Bishop for (a) expatriate accommodation allowances in the amount of $50,012 for fiscal 2003 and $50,000 for each of fiscal 2002 and fiscal 2001, and (b) automobile allowances in the amount of $20,132 for fiscal 2003, $26,916 for fiscal 2002 and $11,942 fiscal 2001.

(3)	Other Annual Compensation includes payments to Mr. Neil for (a) income from the forgiveness of loans in the amount of $60,000 during each of fiscal 2003 and fiscal 2002 and $25,000 during fiscal 2001, (b) automobile allowance in the amount of $14,395 for fiscal 2001, and (c) long-term disability benefits in the amount of $937 for fiscal 2001. Effective June 30, 2003, Mr. Neil will be leaving the company to pursue employment closer to his home.

(4)	We compensated Mr. Packham in Australian Dollars during fiscal 2001 and from April 1, 2001 through June 30, 2001. The average exchange rate in Australian Dollars per U.S. Dollar was 1.800 in fiscal 2001 and 1.943 in fiscal 2002.

(5)	Mr. Ashcroft became an executive officer in August 2001. We compensated Mr. Ashcroft in British Pounds during fiscal 2003 and fiscal 2002. The average exchange rate in British Pounds per U.S. Dollar was 0.647 in fiscal 2003 and 0.698 in fiscal 2002. Other Annual Compensation for fiscal 2003 includes currency equalization payments to Mr. Ashcroft as a result of foreign exchange fluctuations.

(6)	Ms. Roberts became an executive officer in August 2001.

Option Grants in Fiscal Year 2003

      This table gives information relating to option grants to the named executive officers during fiscal year 2003. The options were granted under SOLA’s option plan and have exercise prices equal to the fair market value of SOLA common stock on the grant date. One-fifth of the options in each grant is immediately exercisable. An additional one-fifth vests on each of the first four anniversary dates of the grant. In the event of a change of control of SOLA, the options will become fully vested and immediately exercisable.

      The potential realizable value is calculated based on the term of the option at its time of grant, which is 10 years. The calculation assumes that the fair market value on the date of grant appreciates at the indicated rate compounded annually for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. The stock price appreciation of 5% and 10% is assumed under the rules of the SEC. This assumed appreciation does not represent any estimate of our stock price appreciation.

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	Percent of			Annual Rates of Stock
	Securities	Total Options			Price Appreciation for
	Underlying	Granted to			Option Term
	Options	Employees in	Exercise Price	Expiration
Name	Granted	Fiscal Year	Per Share	Date	5%	10%

Jeremy C. Bishop	25,000	7.9%	$11.72	3/24/13	$184,266	$466,967
Steven M. Neil	15,000	4.8	11.72	3/24/13	110,560	280,180
Barry J. Packham	20,000	6.3	11.72	3/24/13	147,413	373,573
Mark Ashcroft	20,000	6.3	11.72	3/24/13	147,413	373,573
Karen Roberts	—	—	—	—	—	—

Option Exercises in Fiscal Year 2003 and Fiscal Year-End 2003 Option Values

      This table provides information regarding the exercise of options during fiscal year 2003 and options outstanding at the end of fiscal year 2003 for the named executive officers. The “value realized” is calculated using the difference between the option exercise price and the price of SOLA common stock on the date of exercise multiplied by the number of shares underlying the option. The “value of unexercised in-the-money options at fiscal year end” is calculated using the difference between the option exercise price and $12.36 (the closing price of SOLA stock on March 31, 2003, the last regular trading day of fiscal year 2003) multiplied by the number of shares underlying the option. An option is in-the-money if the market value of SOLA common stock is greater than the option’s exercise price.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares		Options at Fiscal Year End		at Fiscal Year End
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Jeremy C. Bishop	—	$—	243,800	146,000	$919,700	$623,800
Steven M. Neil	10,000	121,214	134,000	52,000	78,020	129,440
Barry J. Packham	—	—	27,015	38,000	40,650	86,340
Mark Ashcroft	—	—	68,000	52,000	116,710	86,340
Karen Roberts	—	—	34,900	17,400	27,396	18,264

Pension Plans

      Mr. Bishop participates in the American Optical U.K. Ltd. Pension Scheme. Assuming retirement at age 60, Mr. Bishop would receive the maximum annual pension benefit permitted by the U.K. tax laws, which approximates $85,245.

      Mr. Packham and Ms. Roberts participate in the SOLA Superannuation Fund in Australia. Assuming retirement at age 65, Mr. Packham and Ms. Roberts would receive lump sum pension benefits from SOLA of

2.396 and 5.302 times the average of the last three years of pensionable salary, or approximately $535,748 and $358,104, respectively, based on their current salary.

      Messrs. Bishop and Neil participate in the SOLA Optical Pension Plan. Effective March 31, 2003, we discontinued any further accruals to the participants of the SOLA Optical Pension Plan, and the benefit levels as of a normal retirement date were frozen for all participants. The years of credited service as of March 31, 2003 for Mr. Bishop were 3.25 and for Mr. Neil were 5.47. The following table shows estimated annual benefits payable to them under that plan.

Pension Plan Table

	Years of Service

Remuneration	15	20	25	30	35

$125,000	$26,092	$34,789	$43,487	$52,184	$60,881
150,000	31,815	42,419	53,024	63,629	74,234
175,000	36,850	49,134	61,417	73,701	85,984
200,000	36,850	49,134	61,417	73,701	85,984
225,000	36,850	49,134	61,417	73,701	85,984
250,000	36,850	49,134	61,417	73,701	85,984
300,000	36,850	49,134	61,417	73,701	85,984
350,000	36,850	49,134	61,417	73,701	85,984
400,000	36,850	49,134	61,417	73,701	85,984
450,000	36,850	49,134	61,417	73,701	85,984
500,000	36,850	49,134	61,417	73,701	85,984

      Benefits under the SOLA Optical Pension Plan are not offset by Social Security benefits. The amounts shown are based upon certain assumptions, including retirement of the employee at exactly age 65 on March 31, 2003 and payment of the benefit under the basic form of the SOLA Optical Pension Plan, a single life annuity for the life of the participant. The amounts will change if the payment is made under any other form permitted by the SOLA Optical Pension Plan, or if an employee’s retirement occurs after March 31, 2003 since the Social Security Wage Base of that employee (one of the factors used in computing the annual retirement benefits) will reflect higher Social Security tax bases for years after 2003. The SOLA Optical Pension Plan provides a higher level of benefits for the portion of compensation above the compensation levels on which Social Security benefits are based.

      The remuneration levels shown represent the five-year average of annual compensation covered by the SOLA Optical Pension Plan as of March 31, 2003. Compensation covered by the SOLA Optical Pension Plan includes regular base salary, hourly wages, shift differentials, overtime, vacation and sick leave pay, commissions, sales bonuses, amounts deferred under any tax qualified plan and amounts paid pursuant to management bonus plans or other formally adopted incentive compensation plans. The current compensation covered by the SOLA Optical Pension Plan for Messrs. Bishop and Neil differs substantially (by more than 10%) from that set forth in the Summary Compensation Table under the aggregate of the “Salary” and “Bonus” columns because the amount of compensation that may be covered under a tax qualified pension plan is limited by the Internal Revenue Code. The pension amounts shown for remuneration in excess of the compensation cap ($200,000 for 2003) are based upon the compensation cap in each year, as required by law. The Internal Revenue Code Section 415 defined benefit limit was $160,000 for 2003, but it did not provide any further limitation on the amounts calculated.

Employment Agreements

      We entered into an employment agreement with Jeremy C. Bishop dated November 6, 2000. The agreement has an initial term of three years, which will be extended automatically for successive one-year periods unless either party gives 60 days’ notice prior to the expiration of the then current term that it will not be extended. Pursuant to this agreement, Mr. Bishop receives a base salary of $400,000, subject to discretionary annual increases. This agreement also provides that Mr. Bishop may participate in our management incentive plan and other medical, insurance and benefit plans. Mr. Bishop is entitled to receive severance benefits if his employment with SOLA is terminated for any reason other than “cause”, if we elect not to extend the initial term or any additional term for any reason other than “cause”, if he is regularly assigned duties that materially diminish his position as president and chief executive officer or if certain other circumstances occur.

      The severance benefits provided by Mr. Bishop’s employment agreement include (1) his annual salary immediately prior to the termination of employment, plus the average of management incentive plan compensation paid to him over the three immediately preceding years, for a period of 18 months, (2) all benefit plans we regularly provide to our other executives or employees, including health, dental, vision, pension or other retirement plans, plus certain benefits associated with his status as an expatriate employee, for a period of 18 months and (3) outplacement assistance up to a maximum of $25,000.

      We entered into a letter agreement with Steven M. Neil on September 2, 1997 at the time of his appointment pursuant to which we employed Mr. Neil as Executive Vice President and Chief Financial Officer. Effective June 30, 2003, Mr. Neil will be leaving the company to pursue employment closer to his home. The agreement provides that Mr. Neil will receive a $250,000 annual salary, subject to discretionary annual increases. The agreement also provides that Mr. Neil will participate in our management incentive plan and other medical, insurance and benefit plans. Under the terms of the agreement, we loaned Mr. Neil $300,000, interest free, structured as an IRS Relocation Loan. The agreement also provides that the loan will be forgiven at the rate of $5,000 per month commencing November 2000. Under the terms of the loan, Mr. Neil must repay any outstanding balance within 30 days following termination of employment. We also made an equity investment in Mr. Neil’s home in the amount of $745,000. In February 2002, Mr. Neil paid his obligation to SOLA and we no longer have an equity investment in his home.

      We entered into severance agreements with Steven M. Neil and Barry J. Packham on October 17, 1997 and January 1, 1997, respectively. Pursuant to these agreements, each executive will be entitled to receive severance benefits if his employment is terminated for any reason other than “cause”, if the executive is regularly assigned duties that materially diminish his position as an executive or if certain other circumstances occur. The executive will not be entitled to severance benefits if he freely resigns his employment. The severance benefits provided by these severance agreements include (1) the executive’s annual salary immediately prior to the termination of employment, plus the average of management incentive plan compensation paid to him over the three immediately preceding years, which will be received for the longer of 12 months or one month per completed year of service up to a maximum of 18 months, (2) all benefit plans we regularly provide to our other executives or employees, including health, dental, vision, pension or other retirement plans, for the longer of 12 months or one month per completed year of service, up to a maximum of 18 months and (3) outplacement assistance up to a maximum of $25,000.

      We entered into an employment agreement with Mark Ashcroft dated April 6, 2002. The agreement has an initial term of two years, which will be extended automatically for successive one-year periods unless either party gives 90 days’ notice prior to the expiration of the then current term that it will not be extended. Pursuant to this agreement, Mr. Ashcroft receives a base salary of $250,000, subject to discretionary annual increases. This agreement also provides that Mr. Ashcroft may participate in our management incentive plan and other medical, insurance and benefit plans. Mr. Ashcroft is entitled to receive severance benefits if his employment with SOLA is terminated for any reason other than “cause”, if we elect not to extend the initial term or any additional term for any reason other than “cause”, if he is regularly assigned duties that materially diminish his position as president and chief executive officer or if certain other circumstances occur.

      The severance benefits provided by Mr. Ashcroft’s employment agreement include (1) his annual salary immediately prior to the termination of employment, plus the average of management incentive plan compensation paid to him over the three immediately preceding years, for a period of 12 months, (2) all benefit plans we regularly provide to our other executives or employees, including health, dental, vision, pension or other retirement plans, plus certain benefits associated with his status as an expatriate employee, for a period of 12 months and (3) outplacement assistance up to a maximum of $25,000.

EQUITY COMPENSATION PLAN INFORMATION

      The following table sets forth information about our common stock that may be issued upon exercise of options under our only equity compensation plan, the 1988 SOLA International Stock Option Plan, as of March 31, 2003. Our stockholders have approved this plan.

Number of Securities
Remaining Available
for Future Issuance
	Number of Securities		Under Equity
	to be Issued Upon	Weighted Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected
Plan Category	Warrants and Rights	Warrants and Rights	in Column (a))

	(a)	(b)	(c)
Equity compensation plans approved by stockholders	2,418,870	$15.25	315,448
Equity compensation plans not approved by stockholders	None	None	None

Total	2,418,870	$15.25	315,448

CERTAIN TRANSACTIONS

      On September 2, 1997, we entered into a letter agreement with Steven M. Neil, an executive officer. Under the terms of the agreement, we loaned Mr. Neil $300,000, interest free, structured as an IRS Relocation Loan. We have agreed to forgive the loan at the rate of $5,000 per month. Under the terms of the loan, Mr. Neil must repay any outstanding balance within 30 days following termination of employment. The largest amount outstanding under the loan since the beginning of fiscal 2003 was $215,000, and the amount outstanding as of June 1, 2003 was $145,000.

      We rent premises in Southbridge, Massachusetts from a company owned by Maurice J. Cunniffe, a director. We use the premises for research and development and distribution operations. Under the terms of the rental agreement, we paid approximately $283,000 during fiscal 2003.

      At the request of the Board, William Hamill was paid $40,000 for specific consulting services performed on behalf of the company during fiscal 2003.

REPORT OF THE COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

      SOLA’s Compensation Committee of the Board of Directors consists of three directors who meet the independence requirements of the New York Stock Exchange. The committee is responsible for carrying out the Board’s overall responsibility relating to compensation of SOLA’s directors and officers, including setting SOLA’s compensation philosophy and policies and reviewing and recommending to the Board the compensation to be paid to the Chief Executive Officer, executive officers and non-employee directors.

      The committee is also responsible for administering SOLA’s executive compensation plans and programs, including SOLA’s stock option plan. The committee reviews SOLA’s executive compensation program on at least an annual basis to ensure that the program continues to meet the goals of its compensation policy.

Compensation Policy

      The Compensation Committee has designed SOLA’s executive compensation program to:

•	attract qualified executive officers from a global pool of talent;

•	reward, motivate and retain SOLA’s executive officers; and

•	align the interests of SOLA’s executive officers with those of the stockholders by linking the executives’ annual cash and long-term incentive compensation to SOLA’s performance.

      The compensation program consists of three basic components: (1) base salary; (2) annual cash incentive-based compensation; and (3) long-term incentive-based compensation in the form of stock options. The committee’s goal has been to base a greater portion of the executives’ compensation on SOLA’s performance. SOLA also provides perquisites to its executive officers to maintain its ability to attract and retain executive officers in a competitive global market.

Base Salary

      The Compensation Committee reviews base salary levels of the executive officers annually. The committee uses a two-step process to determine the salary ranges for each executive officer. First, the level and functional responsibilities of the position held by each executive officer are evaluated using the Hay Guide Chart Job Evaluation Method. Second, based on the evaluation, the committee determines salary ranges for each position using marketplace data provided by Hay Management Consultants and periodically cross-checked with other market surveys published by Mercer, Cullen-Egan-Dell and other compensation consultants. Historically, the committee has established a mid-point base salary around the 75th percentile among a select group of companies, with a minimum salary at 80% of the mid-point and a maximum salary at 120% of the mid-point. An executive officer’s progression through the salary range is based upon the committee’s evaluation of the individual’s job performance.

      The group of companies to which SOLA compares itself with respect to base salary compensation of its executives is not the same as the group to which it compares itself on the Performance Graph shown in this proxy statement. For the U.S. market, the comparison group for base salary purposes is comprised of vision care, healthcare and technology companies whose businesses are concentrated on the West Coast of the United States. The committee selected these companies because it believes that they are the companies with respect to which SOLA must remain competitive in order to attract and retain qualified executives to work at its California locations. For other marketplaces worldwide, the comparison group consists of all multinational and medium to large local companies in the specific marketplace. The comparison group used in the Performance Graph is comprised of SOLA’s worldwide competitors.

Annual Cash Incentive Compensation

      The Compensation Committee views the annual cash incentive compensation component of its program as a significant element in attaining its goal of closely linking executive compensation to SOLA’s performance by providing additional annual cash compensation based on SOLA’s achievement of objective financial performance targets. The SOLA International Inc. Management Incentive Plan provides annual performance-based cash bonuses to officers designated by the committee. Under the plan, each designated officer has the opportunity to receive a cash bonus based on SOLA’s achievement of certain pre-established targets based on one or more performance criteria. The committee prepares schedules for each performance period, which are treated as part of the plan for that period, setting forth each participant’s target award percentages and performance targets for that performance period. The target award percentage for a participant is the percentage of his or her salary that will be awarded depending on the percentage of the performance target that he or she attains. The committee determines whether to establish maximum target award percentages. The maximum award that any participant may receive in a fiscal year under the plan is $2,000,000. The committee does not have discretion to increase the amount of a participant’s award payable under the plan after the establishment of the relevant performance targets and target award percentages. Awards are paid annually upon certification by the committee of achievement of the relevant performance targets at a time and in a manner as determined by the committee.

      The amount of an executive’s bonus for fiscal 2003 was based on SOLA’s level of achievement measured against its pre-established performance targets. The primary targets were related to earnings and cash flow. A bonus for earnings performance is payable when annual earnings per share and cash flow exceeds specified targets. No bonus is payable should actual performance fall below these minimum levels.

      Based on SOLA’s performance for fiscal 2003, bonus awards for named executive officers were equal to the following percentages of their base salaries as of the end of fiscal 2003: 54.0% for Jeremy C. Bishop and 40.5% for Steven M. Neil, Barry J. Packham, Mark Ashcroft and Karen Roberts.

Stock Option Plan

      The Compensation Committee believes that the stock option component of its executive compensation program more closely aligns the executives’ interests with those of SOLA’s stockholders because the value of the options is linked directly to the price of SOLA’s stock. The committee awards stock options to the executive officers under its International Stock Option Plan. During fiscal 2003, the named executive officers were granted the following options under its International Stock Option Plan: Mr. Bishop, 25,000 options; Mr. Neil, 15,000 options; Mr. Packham 20,000 options; and Mr. Ashcroft, 20,000 options.

Perquisites

      SOLA provided a company car allowance and supplemental medical coverage to certain named executive officers and an expatriate allowance for housing to each named executive officer who has relocated to California from outside the United States. The Compensation Committee believes that these perquisites are necessary to attract and retain executive talent in a competitive global market.

CEO Compensation

      The Compensation Committee determined Jeremy C. Bishop’s compensation on the same basis and under the same philosophy it used in determining the compensation of other executive officers. As discussed above, the goal of the committee is to link a significant portion of the compensation of its executive officers, including the President and Chief Executive Officer, to SOLA’s performance. During fiscal 2003, under the terms of his employment agreement, Mr. Bishop received a salary of $425,000 and earned a bonus of $229,500. In addition, during fiscal 2003 the committee granted 25,000 stock options to Mr. Bishop. His salary was increased to $525,000 on April 1, 2003 and includes expatriate accommodation allowance previously reported as “other annual compensation.”

Deductibility of Compensation

      Section 162(m) of the Internal Revenue Code limits the deductibility by SOLA of compensation in excess of $1,000,000 paid to its Chief Executive Officer or any of the next four most highly compensated executive officers. Certain “performance based compensation” is not included in the compensation counted for purposes of the deductibility limit. The policy of the committee with respect to Section 162(m) of the Internal Revenue Code is to establish and maintain a compensation program that will not be subject to the deduction limitation of Section 162(m). The committee, however, reserves the right to use its judgment, where merited by the need for flexibility to respond to changing business conditions or by an executive officer’s individual performance, to authorize compensation that may not, in a specific case, be fully deductible by SOLA.

Robert A. Muh, Chairman
Maurice J. Cunniffe
A. William Hamill

COMPANY PERFORMANCE

      The following graph shows SOLA’s cumulative total stockholder return during the five fiscal years ended March 31, 2003. The graph also shows the cumulative total returns of the Standard & Poor’s 500 Index and the Dow Jones World Stock Index — Medical Supplies. The comparison assumes an investment of $100 on March 31, 1998 and the reinvestment of any dividends.

Cumulative Total Return

	3/31/98	3/31/99	3/31/00	3/31/01	3/31/02	3/31/03

SOLA International Inc.	$100.00	$29.11	$14.78	$21.74	$35.52	$29.83
S&P 500	100.00	118.46	139.72	109.43	109.69	82.53
DJWSI — Medical Supplies	100.00	116.05	100.63	127.42	149.27	110.51

REPORT OF THE AUDIT COMMITTEE

      SOLA’s Audit Committee of the Board of Directors consists of three directors who meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the SEC. The Board has adopted a charter that governs the Audit Committee. The charter is attached to this proxy statement as Appendix A and is also available on SOLA’s website at www.SOLA.com. The members of the Committee are Maurice J. Cunniffe, Douglas D. Danforth, who is the Committee’s chair, and Jackson L. Schultz.

      SOLA’s management is responsible for SOLA’s internal controls and financial reporting process, including the preparation of consolidated financial statements in accordance with generally accepted accounting principles. SOLA’s independent accountants, PricewaterhouseCoopers LLP (PWC), are responsible for auditing SOLA’s annual consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report on those financial statements. The Audit Committee monitors: the integrity of SOLA’s financial statements; the qualifications, independence and performance of their independent accountants; the performance of SOLA’s operational audit function; and compliance with legal and regulatory requirements. The Committee has the sole authority to appoint, terminate and determine the compensation for a firm of certified independent accountants to be SOLA’s independent accountants.

      To fulfill our responsibilities, we did the following:

•	We reviewed and discussed with SOLA’s management and the independent accountants SOLA’s consolidated financial statements for the fiscal year ended March 31, 2003.

•	We reviewed and discussed with SOLA’s management and the independent accountants SOLA’s consolidated quarterly financial statements for each of the first three quarters for the fiscal year ended March 31, 2003.

•	We reviewed management’s representations to us that those consolidated financial statements were prepared in accordance with generally accepted accounting principles.

•	We discussed with the independent accountants the matters that Statement on Auditing Standards No. 61 (Communication With Audit Committees) requires them to discuss with us, including matters related to the conduct of the audit of SOLA’s consolidated financial statements.

•	We received written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) relating to their independence from SOLA, and we have discussed with PWC their independence from SOLA.

•	We considered whether PWC’s non-audit services to SOLA are compatible with maintaining their independence from SOLA.

•	Based on the discussions we had with management and the independent accountants, the independent accountants’ disclosures and letter to us, the representations of management to us and the report of the independent accountants, we recommended to the Board that SOLA’s audited annual consolidated financial statements for fiscal year 2003 be included in SOLA’s Annual Report on Form 10-K for the fiscal year ended March 31, 2003 for filing with the Securities and Exchange Commission.

•	We have engaged PWC as SOLA’s independent accountants to audit and report on any consolidated financial statements of SOLA filed with the SEC during fiscal 2004.

Douglas D. Danforth, Chairman
Maurice J. Cunniffe
Jackson L. Schultz

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

      PricewaterhouseCoopers LLP has been SOLA’s independent accountants since 1999. The Audit Committee has engaged PWC as our independent accountants for the fiscal year ending March 31, 2004. A representative of PWC will attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Audit Fees

      PWC billed us approximately $850,000 and $817,000 for professional services in connection with the audit of the annual financial statements included in our Annual Report on Form 10-K for the years ended March 31, 2003 and March 31, 2002, respectively, and the review of the financial statements included in our Quarterly Reports on Form 10-Q.

Audit-Related Fees

      There were no audit-related fees in connection with assurance and related services by PWC that were related to the audit of the annual financial statements included in our Annual Reports for the years ended

March 31, 2003 and March 31, 2002, respectively, and the review of the financial statements included in our Quarterly Reports on Form 10-Q.

Tax Fees

      PWC billed us approximately $15,000 and $300,000 for professional services rendered in connection with tax return preparation and tax consulting for the years ended March 31, 2003 and March 31, 2002, respectively.

All Other Fees

      In fiscal year 2003, there was $25,000 in other fees billed by and paid to PWC. These fees related to other consulting services and are not expected to recur in the future. In fiscal 2002, PWC billed us approximately $300,000 for professional services rendered in connection with our 11% Senior Note offering and other consulting services.

Audit Committee Approval of Independent Accountants’ Services and Fees

      The Audit Committee has adopted a policy that requires the Audit Committee to pre-approve all audit and permitted non-audit services performed by SOLA’s independent accountants to ensure that the performance of these services does not impair the independent accountants’ independence. The independent accountants are prohibited from providing certain non-audit services, such as management consulting services, financial and other information systems design and implementation, and internal auditing services. In addition, the Audit Committee has adopted a policy that the independent accountants will not be engaged to perform any non-audit-related tax services.

      The Audit Committee approved all of the professional services that were performed by PWC during fiscal 2003, as well as the fees related to those services.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires that SOLA’s executive officers, directors and 10% stockholders file reports of ownership and changes of ownership of SOLA common stock with the SEC and the New York Stock Exchange. Based on a review of the copies of these reports provided to us and written representations from executive officers and directors, we believe that all filing requirements were met during fiscal 2003, except that Mr. Danforth reported one transaction late. In a Form 4 filed on November 20, 2002, Mr. Danforth reported an open market purchase of 5,000 shares of SOLA common stock transacted on November 4, 2002.

ANNUAL REPORT ON FORM 10-K

      A copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2003, without exhibits, which is on file with the SEC, is included in the Annual Report delivered with the proxy statement. You may obtain a copy of the exhibits described in the Form 10-K for a fee upon request by contacting Jeff Cartwright, Director of Investor Relations, 10590 West Ocean Air Drive, Suite 300, San Diego, California 92130, (858) 509-9899.

APPENDIX A

SOLA INTERNATIONAL INC.

AUDIT COMMITTEE CHARTER

Purpose

      The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility of monitoring:

•	the integrity of SOLA’s financial statements;

•	the qualifications, independence and performance of SOLA’s independent auditor;

•	the performance of SOLA’s operational audit function; and

•	SOLA’s compliance with legal and regulatory requirements.

      The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in SOLA’s annual proxy statement.

Membership

      The Board shall determine membership of the Committee, which shall be comprised of not less than three Board members, each of whom shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the SEC. Unless a Chair is elected by the full Board, a majority of the members of the Committee may designate a Chair.

      Accordingly, all the members will be directors:

1. Who have no relationship to SOLA that may interfere with the exercise of their independence from management and the company; and

2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee shall have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment. The Board shall determine whether at least one member of the Committee qualifies as an “audit committee financial expert” as defined by the SEC.

      Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

Meetings

      The Committee shall meet at least quarterly, or more frequently as it determines. The Committee shall meet periodically with management, the operational auditors and the independent auditor in separate executive sessions. The Committee may request that any SOLA officer or employee or SOLA’s outside counsel or independent auditor attend a Committee meeting or meet with any members of, or consultants to, the Committee.

Authority and Responsibilities

     Generally

      1.     The Committee shall have the sole authority to appoint or replace SOLA’s independent auditor. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or related work, including the resolution of any disagreements between management and the independent auditor regarding financial reporting. The independent auditor shall report directly to the Committee. The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report.

      2.     The Committee shall maintain a policy pursuant to which the Committee reviews and pre-approves audit and permitted non-audit services (including the fees and terms thereof) to be provided to SOLA by the independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Committee prior to the completion of the audit. The Chair of the Committee, or any other member or members designated by the Committee, shall be authorized to pre-approve non-audit services, provided that any pre-approval shall be reported to the full Committee at its next scheduled meeting.

      3.     The Committee shall have the authority, as it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to any advisors employed by the Committee. The Committee shall have the power to conduct or authorize investigations into any matters within its scope of responsibility, and shall have full access to all books, records, facilities and personnel of SOLA in connection with any such investigation.

      4.     The Committee shall make regular reports to the Board and perform an annual self-assessment of the Committee’s own performance.

      5.     The Committee shall review and assess the adequacy of this Charter at least annually and recommend any changes to the Board.

      6.     The Committee shall perform such other functions as assigned by law, SOLA’s Certificate of Incorporation or Bylaws, or the Board.

      7.     The Committee may delegate any of its responsibilities to subcommittees as it deems appropriate in its sole discretion.

     Financial Statement and Disclosure Matters

      The Committee, to the extent it deems necessary or appropriate, shall:

1. Review and discuss with management and the independent auditor SOLA’s annual audited financial statements (including related footnotes and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations) and recommend to the Board whether the audited financial statements should be included in SOLA’s Annual Report on Form 10-K.

2. Review and discuss with management and the independent auditor SOLA’s quarterly financial statements (including related footnotes, disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations and the results of the independent auditor’s review of the quarterly financial statements) prior to the filing of the Quarterly Report on Form 10-Q.

3. Review any disclosures made to the Committee by SOLA’s CEO and CFO during the certification process for Forms 10-K and 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any corrective actions taken, and any fraud involving management or other employees who have a significant role in SOLA’s internal controls.

4. Review and discuss with management and the independent auditor:

•	Any significant changes to generally accepted accounting principles (“GAAP”) or critical accounting policies or standards.

•	Any major issues regarding accounting principles and financial statement presentations, including any significant changes in SOLA’s selection or application of accounting principles, any major issues as to the adequacy of SOLA’s internal controls and any special steps adopted in light of material control deficiencies.

•	The effect of regulatory and accounting initiatives and, if applicable, off-balance sheet structures, on SOLA’s financial statements.

5. Discuss with management:

•	The type and presentation of information to be included in earnings press releases, as well as any financial information and earnings guidance provided to analysts and rating agencies. This discussion may be of a general nature (e.g., as to the types of information to be disclosed and the types of presentations to be made), and advance review of each disclosure is not required.

•	SOLA’s policies with respect to risk assessment and risk management, as well as SOLA’s major financial risk exposures and the steps management has taken to monitor and control those exposures.

6. Review and discuss quarterly reports from the independent auditor regarding:

•	All critical accounting policies and practices to be used.

•	All alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of those alternative treatments, and the treatment preferred by the independent auditor.

•	Other material written communications between the independent auditor and management, such as a management letter or schedule of unadjusted differences.

7. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management and management’s response.

     SOLA’s Relationship with its Independent Auditor

      The Committee, to the extent it deems necessary or appropriate, shall:

1.	At least annually, obtain and review a report by the independent auditor describing:

•	The auditor’s internal quality-control procedures;

•	Any material issues raised by the most recent internal quality-control review or peer review of the auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditor;

•	Steps taken to deal with any such issues; and

•	All relationships between the independent auditor and SOLA (consistent with Independence Standards Board Standard No. 1).

2. At least annually, evaluate and report to the Board regarding the Committee’s assessment of the independent auditor’s qualifications, performance (including the lead partner) and independence, taking into account the opinions of management and internal auditors. Consideration shall be given as to whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence.

3. Monitor the regular rotation of the audit partners as required by law.

4. Consider whether, in order to assure continuing auditor independence, there should be regular rotation of the independent audit firm. The Committee shall present its conclusions to the Board.

5. Set clear policies compliant with applicable laws or regulations for hiring employees or former employees of the independent auditor.

6. Meet with the independent auditor prior to the audit to discuss the planning, scope and staffing of the audit.

     Operational Audit Function

      The Committee, to the extent it deems necessary or appropriate, shall:

1. Review and advise on the appointment or replacement of the director of operational audit.

2. Periodically review with the director of operational audit any significant difficulties, disagreements with management or scope restrictions encountered.

3. Review any significant reports to management prepared by operational audit and management’s responses.

4. Discuss with the independent auditor and management the performance, responsibilities, work plan, budget and staffing of the operational audit function, as well as any recommended changes in the planned scope of the operational audit. Consideration shall be given to independence, objectivity and authority of the operational audit function.

     Compliance Oversight

The Committee, to the extent it deems necessary or appropriate, shall:

1. Obtain assurance from the independent auditor that it is not aware of any illegal acts that would implicate Section 10A(b) of the Exchange Act.

2. Establish procedures for the receipt, retention and treatment of complaints received by SOLA regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by SOLA employees of concerns regarding questionable accounting or auditing matters.

3. Periodically review and advise the Board with respect to SOLA’s policies and procedures regarding compliance with applicable laws and regulations and with SOLA’s Code of Conduct.

4. Evaluate any actual or potential conflicts of interest, including related party transactions, under SOLA’s Code of Conduct or otherwise with respect to SOLA’s executive officers or directors and recommend to the Board any action to be taken.

5. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding SOLA’s financial statements or accounting policies.

Limitation of the Role of the Audit Committee

      While the Committee has the authority and responsibilities described in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that SOLA’s financial statements and disclosures are complete, accurate and in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

      This charter was amended June 9, 2003.

/s/ DOUGLAS D. DANFORTH

Douglas D. Danforth
Committee Chairman

/s/ MAURICE J. CUNNIFFE

Maurice J. Cunniffe

/s/ JACKSON L. SCHULTZ

Jackson L. Schultz

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ZS0LC2

PROXY

SOLA INTERNATIONAL INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF SOLA INTERNATIONAL INC. FOR THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON JULY 24, 2003

     The undersigned hereby appoints Jeremy C. Bishop and Jeffrey S. Cartwright, and each of them, as attorneys and proxies with full power of substitution, to vote for and on behalf of the undersigned all shares of common stock of Sola International Inc. held of record by the undersigned on June 12, 2003, at the Sola International Inc. Annual Meeting of Stockholders to be held on July 24, 2003 and at any adjournment thereof, upon the following matters and upon any other business that may properly come before the meeting, as set forth in the related Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREOWNER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES.

     Please indicate your vote for the election of directors on the other side. The nominees for director are: (01) Jeremy C. Bishop, (02) Maurice J. Cunniffe, (03) Douglas D. Danforth, (04) Neil E. Leach, (05) Robert A. Muh and (06) Jackson L. Schultz.

SEE REVERSE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE
SIDE		SIDE

SOLA INTERNATIONAL, INC.

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE

ZSOLC1

☒	Please mark votes as in this example.

The Board of Directors recommends a vote “For All Nominees” on proposal 1.

1.	Election of Directors. Nominees: (01) Jeremy C. Bishop, (02) Maurice J. Cunniffe, (03) Douglas D. Danforth, (04) Neil E. Leach, (05) Robert A. Muh and (06) Jackson L. Schultz.		2.	In the discretion of the proxies named herein, the proxies are authorized to vote upon other matters as are properly brought before the meeting.

	FOR ALL NOMINEES	WITHHELD FOR ALL NOMINEES

	For all nominees except as noted above
				MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

			Please sign this proxy and return it promptly whether or not you expect to attend. Give full title if an attorney, executor, administrator, trustee, guardian, etc. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person. For an account in the name of two or more persons, each should sign, or if one signs, he or she should attach evidence of authority.

Signature:	Date:	Signature:	Date: